UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [X]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material under § 240.14a–12

WHITESTONE REIT
(Name of registrant as specified in its charter)

EREZ REIT OPPORTUNITIES LP
EREZ ASSET MANAGEMENT, LLC
BRUCE SCHANZER
CATHERINE CLARK
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[  ] Fee paid previously with preliminary materials.
[  ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Erez REIT Opportunities LP, together with the other participants named herein (collectively, “Erez”), on Friday, April 4, 2024, filed with the Securities and Exchange Commission a definitive proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of trustee nominees at the upcoming 2024 annual meeting of shareholders of Whitestone REIT, a Maryland real estate investment trust.

On April 30, 2024, Erez and its affiliates issued the following press release:
LEADING PROXY ADVISORY FIRM ISS RECOMMENDS WHITESTONE REIT SHAREHOLDERS VOTE FOR CHANGE USING EREZ ASSET MANAGEMENT’S BLUE PROXY CARD

ISS Finds that Erez Makes a “Compelling Case” and Erez Nominee Bruce Schanzer Would Bring Relevant Shopping Center REIT Experience, an Independent Perspective, and a History of Engaging Collaboratively with Shareholders to the Board

Erez Encourages Whitestone Shareholders to Vote “FOR” Catherine Clark and Bruce Schanzer and to “WITHHOLD” from David Taylor and Nandita Berry Using the BLUE Proxy Card

NEW ROCHELLE, N.Y. – April 30, 2024 – Erez Asset Management, LLC (“Erez”), a shareholder of Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) which has nominated two candidates for election at Whitestone’s upcoming 2024 Annual Meeting of Shareholders, today announced that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, has recommended shareholders vote on Erez’s BLUE proxy card “FOR” Erez nominee Bruce Schanzer and “WITHOLD” from Whitestone nominee Nandita Berry.

ISS concluded that Erez “has made a compelling case that a degree of change is needed that departs from the [incumbent] board’s insular approach to refreshment and to improve transparency with shareholders.” In reaching this conclusion, ISS indicated that it believed “the board also made a number of questionable governance decisions in recent years.”

In the report outlining its recommendations, ISS also stated the following:

•	“… the board’s refreshment has been insular and there are legitimate concerns regarding the board’s transparency with its shareholders.”
•
“The dissident’s concerns regarding the board's independence and lack of transparency are relevant, given a history of insular refreshment and limited disclosure. The firing of a long-tenured CEO for unspecified transgressions and the departure of a director indicted for serious financial crimes raise questions regarding the board’s decision to opt for management continuity and its refreshment process.”

•	“[S]ince defeating the two dissident candidates in 2018 …, the board has only appointed new directors sourced from its own network, a factor that undermines the independence of the new nominees.”
•
“The board’s decision not to provide shareholders with any additional information in the wake of media reports regarding the offer from Fortress is also questionable. (…) The board’s argument that now is not the appropriate time to sell the company may well be right; however, its lack of communication with shareholders makes it difficult to simply trust its views on the matter or assess its receptiveness to would-be acquirers.”

•
“The dissident also raises reasonable questions regarding the company’s ability to compete over the longer term given its size and persistent trading discount to its NAV. Though the company is a significant laggard to peers in this metric, the board appears to be dismissive of this issue by not addressing it in its response to the dissident critique. These factors lend credibility to the notion that WSR’s TSR may in fact be bolstered by a take-out premium, which was validated by the apparent interest from Fortress.”

With respect to the Board’s nominees, ISS said:

•
“[David] Taylor (seven years) and [Nandita] Berry (six years) are also the longest-tenured members of the board, and therefore similarly accountable for many of the questionable governance decisions over recent years, as well as the board’s suboptimal approach to refreshment.”“

•
“…Taylor and Berry, who are being targeted in this fight, along with Jones, were all members of the board when the company adopted and extended the poison pill, and when the company rejected the resignation of a director who failed to get majority support from shareholders in an uncontested election.”

With respect to the two Erez nominees, ISS said:

•
“Support for dissident nominee Bruce Schanzer is warranted as he brings relevant shopping center REIT experience, an independent perspective, and a history of engaging collaboratively with shareholders.”

•	“[N]ominee Clark also has relevant real estate experience.”

“We are pleased that ISS recognizes change is needed at Whitestone,” said Bruce Schanzer, Chairman and Chief Investment Officer of Erez Asset Management. “We continue to believe that both Catherine Clark and I bring the highly relevant real estate, REIT capital markets, and shopping center expertise necessary to remedy Whitestone’s significant underperformance and persistent valuation discount. In view of the current Board’s shortcomings that ISS spotlights – including its lack of transparency, insular trustee selection process, questionable governance, and poor disclosures regarding an unsolicited offer for the Company – it should be clear to shareholders that electing both of our trustee candidates to the Board can help address Whitestone’s issues and create long-term value for shareholders.”

To ensure the election of Catherine Clark and Bruce Schanzer, Erez encourages all Whitestone shareholders to vote “FOR” Catherine Clark and Bruce Schanzer and “WITHHOLD” from David Taylor and Nandita Berry using the BLUE proxy card.

If you have any questions or require assistance in voting your BLUE universal proxy card, please contact our proxy solicitor, Innisfree M&A Incorporated at:
Shareholders may call toll-free: (877) 456-3422
Banks and brokers call: (212) 750-5833

About Erez Asset Management, LLC

Erez Asset Management, LLC is an investment management firm focused on undervalued small market cap REITs. Erez was founded in 2022 by Bruce Schanzer, former CEO of Cedar Realty Trust, a shopping center REIT, after the successful monetization of Cedar. Erez seeks to acquire meaningful stakes in REITs in which it believes it can work collaboratively with the management team and the board to help catalyze improved performance and share price appreciation by pursuing operational initiatives and strategic alternatives intended to benefit all stakeholders.

Contacts
Media:
Mark Semer / Iain Hughes
Gasthalter & Co.
(212) 257-4170
erez@gasthalter.com

Investors:
Jonathan Salzberger / Scott Winter
Innisfree M&A Incorporated
212-750-5833

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "may," "might," "could," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms and other comparable terminology are generally intended to identify forward-looking statements. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Any forward-looking statements should be considered in light of those risk factors. The Participants (as defined below) caution readers not to rely on any such forward-looking statements, which speak only as of the date they are made. Certain information included in this press release is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this press release in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. Any figures are unaudited estimates and subject to revision without notice. The Participants disclaim any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

Certain Information Concerning the Participants

Erez REIT Opportunities LP, Erez Asset Management LLC, Bruce Schanzer and Catherine Clark (collectively, the "Participants") are participants in the solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting of Shareholders (the "Annual Meeting"). On April 5, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the "SEC") their definitive proxy statement and accompanying BLUE Proxy Card in connection with their solicitation of proxies from the shareholders of the Company for the Annual Meeting. ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying BLUE proxy card has been furnished to some or all of the Company's shareholders and are, along with other relevant documents, publicly available at no charge on the SEC's website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request. Requests for copies should be directed to Innisfree M&A Incorporated at the contact information above.